UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Chesapeake Lodging Trust (the “Trust”) held its 2016 Annual Meeting on May 17, 2016. The voting results on the proposals considered at the 2016 Annual Meeting are provided below.

Proposal 1

The voting results on the proposal to re-elect seven nominees to the Board of Trustees (the “Board”) were as follows:

				Broker
	For	Against	Abstain	Non-Vote
James L. Francis	56,983,883	131,071	6,905	1,107,792
Douglas W. Vicari	52,894,380	4,111,197	116,282	1,107,792
Thomas A. Natelli	56,984,115	131,857	5,887	1,107,792
Thomas D. Eckert	56,866,939	249,242	5,678	1,107,792
John W. Hill	56,983,398	132,783	5,678	1,107,792
George F. McKenzie	56,923,081	193,100	5,678	1,107,792
Jeffrey D. Nuechterlein	56,982,599	133,582	5,678	1,107,792

Proposal 2

The voting results on the proposal to ratify the appointment of Ernst & Young LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2016 were as follows:

For	Against	Abstain	Broker Non-Vote
58,074,695	148,257	6,699	- 0 -

Proposal 3

The voting results on the non-binding advisory resolution to approve the Trust’s executive compensation programs as reported in the Trust’s 2016 proxy statement were as follows:

For	Against	Abstain	Broker Non-Vote
55,609,784	1,450,617	61,458	1,107,792

Proposal 4

The voting results on the proposal relating to amending our charter to permit shareholders to act to amend our bylaws or make new bylaws pursuant to binding proposals submitted to them for approval by the Board or certain eligible shareholders were as follows:

For	Against	Abstain	Broker Non-Vote
19,745,623	37,368,371	7,865	1,107,792

Proposal 5

The voting results on the shareholder proposal relating to amending our governing documents to permit shareholders to act to amend our bylaws were as follows:

For	Against	Abstain	Broker Non-Vote
38,982,270	18,094,924	44,665	1,107,792

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2016	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten

Graham J. Wootten
Senior Vice President and Chief Accounting Officer